CORCEPT THERAPEUTICS INCORPORATED
INSIDER TRADING POLICY
and Guidelines with Respect to Certain Transactions in Company Securities
Purpose
This Policy provides guidelines with respect to transactions in the securities of Corcept Therapeutics Incorporated (the “Company”). For purposes of this Policy, the Company’s Compliance Officer is the Chief Business Officer (or the Chief Accounting Officer, if there is no Chief Business Officer or if a transaction or matter under this Policy relates to the Chief Business Officer) or such other executive officer as may be designated by the Compliance Officer to fulfill the duties of this position during the absence of the Compliance Officer.
Applicability of Policy
This Policy applies to all transactions in the Company’s securities, including common stock, options for common stock, restricted stock units, restricted stock awards and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options.
This Policy applies to all employees, officers and directors of the Company. For purposes of this Policy, “officer” means an “officer” as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Policy also applies to (a) family members of these persons sharing the households of these persons, (b) other members of the households of these persons, and (c) investment funds and other entities (such as trusts and corporations) over which these persons have or share voting or investment control. In the discretion of the Compliance Officer, it may also apply to consultants and contractors to the Company who receive or have access to Material Nonpublic Information. The group of people to whom this Policy applies is sometimes referred to in this Policy as “Insiders.” This Policy also applies to any person who receives Material Nonpublic Information from any Insider. Bases for determining what constitutes Material Nonpublic Information are discussed under “Definition of Material Nonpublic Information” below.
Statement of Policy
General Policy
It is the policy of the Company to prohibit the unauthorized disclosure of any nonpublic information and the misuse of Material Nonpublic Information in trading in the Company’s securities.

Specific Policies Applicable
to All Employees and Other Insiders
1.No Trading on Material Nonpublic Information. Except pursuant to a trading plan described under “Rule 10b5-1 Trading Plans” below, no Insider, and no entity over which any Insider has or shares voting or investment control, shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that such individual or party possesses Material Nonpublic Information and ending at the close of business on the second Trading Day following the date of public disclosure of that information by the Company, or at such time as such nonpublic information is no longer material. The term “Trading Day” shall mean a day on which the Nasdaq Stock Market LLC (“Nasdaq”) is open for trading.
It does not matter whether there is an independent justifiable reason for a transaction – if an Insider has Material Nonpublic Information, this prohibition still applies. Accordingly, an Insider who possesses Material Nonpublic Information must forego a proposed transaction in the Company’s securities even though the Insider planned to make the transaction before learning of the Material Nonpublic Information and even though the failure to execute such transaction may result in an economic loss or the non-realization of anticipated profit.
2.No Tipping. No Insider shall (a) disclose (“tip”) Material Nonpublic Information to any other person (including family members, friends and acquaintances) where such information may be used by such person to profit by trading in the securities of companies to which such information relates or (b) make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company’s securities or the securities of any other company which is the subject of Material Nonpublic Information. Communications deemed to constitute tipping include not only directly providing Material Nonpublic Material to a specific person, but also indirectly providing Material Nonpublic Information through channels of mass media, such as the Internet.
Insiders should not give trading advice concerning the Company or its securities to third parties even when the Insider does not possess Material Nonpublic Information.
3.Confidentiality of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden. No Insider may disclose Material Nonpublic Information to any outside person (including family members, analysts, individual investors and members of the investment community and news media), unless required as part of the regular duties of such Insider for the Company or expressly authorized by the Compliance Officer. All inquiries from outsiders regarding Material Nonpublic Information must be forwarded to the Compliance Officer.
4.No Disclosure in Internet “Chat Rooms”. The Company will regard it as a violation of this Policy for any Insider to disclose, or participate in the disclosure of, any information related to the Company’s business, prospects, financial condition or employees by means of an Internet “chat room,” blog or other similar space on the Internet in which either the Company’s business or the value of its securities is discussed or posted. Any employee violator of this provision will be subject to the possible disciplinary actions described below.

5.No Short Sales. No Insider may directly or indirectly sell any equity security of the Company if the person selling the security: (1) does not own the security sold, or (2) if owning the security, does not deliver it against such sale within 20 days thereafter, or does not within five days after such sale deposit it in the mails or other usual channels of transportation.
6.No Prohibited Hedging. Certain hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, zero-cost and other collars and exchange funds. Such transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, directors, officers and employees are prohibited from engaging in transactions, including those involving derivative securities, to hedge or offset any decrease in the market value of Company securities held by the individual.
7.Margin Accounts and Pledges. Securities held in margin accounts or pledged as collateral may be sold by a broker or lender without an account holder or debtor’s consent if such holder or debtor fails to meet a margin call or defaults on the loan. Because a margin or foreclosure sale could occur at a time when such a holder or debtor is aware of Material Nonpublic Information or otherwise is not permitted to trade in Company securities, directors and officers of the Company are prohibited from pledging Company securities as collateral for a loan.
8.Bona Fide Gifts. Bona fide gifts of securities are not transactions subject to this Policy unless the person making the gift has reason to believe that the recipient intends to sell the Company securities while the officer, director or employee is aware of Material Nonpublic Information, or the proposed gift would occur during a closed trading window. Gifts of securities may include gifts to trusts for estate planning purposes, as well as donations to a charitable organization. Whether a gift is “bona fide” may depend on various circumstances surrounding the gift. Accordingly, this Policy treats gifts of the Company’s securities as transactions subject to the same notification requirements applicable to any other transaction in the Company’s securities such that notice of such gifts must be submitted to the Compliance Officer.
9.Restricted Companies. “Restricted Companies” include all significant collaborators, customers, partners, suppliers, competitors and other companies about which the Company’s directors, officers and employees have learned material non-public information during the course of performing their duties for the Company. Persons subject to this Policy who learn material non-public information about any Restricted Company shall keep all such information confidential until it is disclosed publicly and may not provide “investment tips” about such company or engage in any other action to take advantage of such confidential information.
10. 401(k) Plan. This Policy does not apply to purchases of Company securities in the Company’s 401(k) plan resulting from an Insider’s periodic contribution of money to the 401(k) plan pursuant to a payroll deduction election. This Policy does apply, however, to certain elections the Insider may make under the 401(k) plan, including: (i) an election to increase or decrease the percentage of the Insider’s periodic contributions that will be allocated to any Company stock fund; (ii) an election to make an intra-plan transfer of an existing account balance into or out of any Company stock fund; (iii) an election to borrow money against the Insider’s 401(k) plan account if the loan will result in a liquidation of some or all of any Company stock fund balance; and (iv) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to any Company stock fund.
Trading Windows and Notification Policy
1.Trading Windows. From time to time, the Company may require that directors, officers, selected employees and others suspend trading because of developments known to the Company and not yet disclosed to the public. Those developments include, for example, the events and circumstances listed below under “Definition of Material Nonpublic Information.” In such event, the Compliance Officer will “close the trading window” and notify Insiders of such closure. Insiders should not engage in any transaction involving the purchase or sale of the Company’s securities during a closed trading window, and should not disclose to others the fact of such closed trading window. The Compliance Officer is not obligated to provide any explanation to an Insider as to why the trading window is open or closed.

The trading window will remain closed until it has been reopened by the Compliance Officer. Reopening will generally occur at the end of the second Trading Day for the Company’s stock on the Nasdaq following the release of the material information to the investing public through the issuance of a press release to the major wire services, Form 8-K and/or Securities and Exchange Commission periodic report. There may be instances where the trading window will remain closed even after the release of information to the public in instances where there may be additional material information that has not yet been made public. Reopening may also occur at the point that the information is no longer considered material. The Compliance Officer will issue a notification to the Insiders of the timing for re-opening of the trading window.

It should be noted, however, that even during an open trading window, any person possessing Material Nonpublic Information should not engage in any transactions in the Company’s securities until such information has been known publicly for at least two Trading Days, whether or not the Company has recommended a suspension of trading to that person. Trading in the Company’s securities during an open trading window should not be considered a “safe harbor,” and all directors, officers and other persons are responsible for their compliance with rules governing insider trading and should use good judgment at all times.

2.Notification of Transactions. The Company has determined that an Insider must refrain from trading in the Company’s securities without first complying with the Company’s notification process. Any Insider who proposes to engage in a transaction in the Company’s securities must submit to the Compliance Officer a notification describing the proposed transaction prior to commencing such transaction. It is Company policy to have the Compliance Officer, or duly authorized delegate, available to receive such notifications during business hours. The Compliance Officer, or duly authorized delegate, will provide the Company’s view on the status of the trading window as it applies to the proposed transaction.

3.Not a Safe Harbor. Notification of the Compliance Officer is not a “safe harbor,” and persons possessing Material Nonpublic Information may not trade regardless of whether trading window information has been provided.

Certain Exceptions for Transactions with the Company
And Transactions under10b5-1 Trading Plans
1.Transactions with the Company. The trading prohibitions and restrictions of this Policy do not apply to (i) the exercise (without a sale) of stock options or stock purchase rights under the Company’s equity incentive or employee stock purchase plans, (ii) the receipt or vesting of stock pursuant to the Company’s equity incentive plan, employee stock purchase or similar plan, (iii) any withholding of stock by the Company to satisfy tax withholding or exercise or purchase price requirements, or (iv) any other transaction solely with the Company approved by the Company’s Board of Directors or any standing or ad hoc committee thereof that has been authorized to approve such transactions. The trading prohibitions and restrictions of this Policy apply to all sales of securities acquired through the exercise of stock options or stock purchase rights or the vesting of equity awards.
2.Rule 10b5-1 Trading Plans. The trading prohibitions described in this Policy do not apply to transactions in the Company’s securities made by an Insider under a blind trust or other arrangement or plan to trade securities under Rule 10b5-1 of the Exchange Act (a “Plan”) that complies with the 10b5-1 Trading Plan Guidelines attached hereto (as may be amended or restated from time to time, the “Guidelines”) and has been submitted to the Company’s Compliance Officer and acknowledged in writing by the Company. In the case of any Plan entered into by the CEO, any such Plan must be submitted to and acknowledged by a member of the Company’s Compensation Committee of the Board of Directors. Insiders who are interested in adopting such a Plan should refer to the Guidelines.
Definition of Material Nonpublic Information
It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of stock or other securities of the Company. Either positive or negative information may be material. Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. Please also see “Restricted Companies” above.
While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered for their potential materiality. Examples of such information may include:
•Major discoveries or significant changes or developments in products or research;
•Product development milestones, including clinical trial results, regulatory approvals and announcements by the Company;
•New strategic relationships and collaborations;
•Significant litigation exposure due to actual or threatened litigation or the resolution of litigation;
•News of a pending or proposed acquisition or merger, tender offer or joint venture;

•Potential corporate collaborations, research contracts or strategic alliances;
•News of the acquisition or disposition of assets;
•Projections of future earnings or losses, or other earnings guidance;
•Impending bankruptcy or financial liquidity problems;
•Gain or loss of major contracts, licenses, orders or suppliers;
•Stock splits;
•Establishment of a stock repurchase program;
•New equity or debt offerings;
•A significant cybersecurity incident; and
•Major changes in senior management.

Potential Criminal and Civil Liability and/or Disciplinary Action
1.Liability for Insider Trading. The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then engage in transactions in the Company’s securities, is prohibited by the federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities, as well as enforcement authorities in foreign jurisdictions. Punishment for insider trading violations is severe and could include significant fines and imprisonment.
2.Liability for Tipping. Insiders may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed nonpublic information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading.
3.Possible Disciplinary Actions. Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment for cause. A violation of this Policy is not necessarily the same as a violation of law. In fact, the restriction imposed under this Policy are intended to be broader than those imposed under the law.
4.Reporting of Violations. Any Insider who violates this Policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other Insider, must report the violation immediately to the Compliance Officer.
Individual Responsibility to Comply with Policy
Every Insider has the individual responsibility to comply with this Policy regardless of whether any acknowledgment is made pursuant to this Policy with respect to a proposed transaction. The guidelines set forth in this Policy are guidelines only, and appropriate judgment should be exercised in connection with any transaction in the Company’s securities.
An Insider may, from time to time, have to forego a proposed transaction in the Company’s securities even if the Insider planned to make the transaction before learning of the

Material Nonpublic Information and even though the Insider may suffer an economic loss or forego anticipated profit by waiting.
Insiders are responsible for ensuring compliance by their families and other household members and other entities over which they exercise voting or investment control.
Additional Information - Directors and Officers
1.Section 16 Obligations. Company directors and officers and holders of more than 10% of the Company’s stock must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that officers, directors and 10%+ stockholders who purchase and sell the Company’s securities in non-exempt transactions within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information.
2.Securities Filings. A Company director or officer engaging in a transaction in Company securities may have filing obligations under Section 13 of the Exchange Act, Section 16 of the Exchange Act and/or Rule 144 of the Securities Act of 1933, as amended. Although the Company may assist directors and officers with these filings, the filings are the responsibility of the directors and officers.
Application of Policy after Termination
If your employment, directorship, advisory or consulting relationship with the Company terminates at a time when you have or think you may have Material Nonpublic Information, the prohibition on trading on that information continues through the first full trading day after its public announcement by the Company, or until the information is no longer material. If you have questions as to whether you possess Material Nonpublic Information after you have left your position with the Company, you should contact the Compliance Officer.
Exceptions for Emergency, Hardship or Other Special Circumstances
In order to respond to emergency, hardship or other special circumstances, exceptions to the prohibition against trading during black-out periods will require the approval of the Compliance Officer, the Chief Executive Officer and at least one member of the Compensation Committee.
Inquiries
Please direct your questions as to any of the matters discussed in this Policy to the Compliance Officer.

10B5-1 TRADING PLAN GUIDELINES
CORCEPT THERAPEUTICS INCORPORATED
These 10b5-1 Trading Plan Guidelines (these “Guidelines”) have been adopted by the Board of Directors of Corcept Therapeutics Incorporated (the “Company”) pursuant to the Company’s insider trading policy (the “Insider Trading Policy”). All transactions in the Company’s securities must be compliant with the Insider Trading Policy. As noted in the Insider Trading Policy, the trading prohibitions described in the Insider Trading Policy do not apply to transactions in the Company’s securities made by an employee, officer or director of the Company under a plan (a “Plan”) to trade securities under, and in compliance with, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that has been submitted to the Company’s Compliance Officer (as defined in the Insider Trading Policy) and acknowledged by the Company in accordance with the Insider Trading Policy. For purposes of these Guidelines, “officer” means an “officer” as defined under Rule 16a-1(f) of the Exchange Act. These Guidelines may be amended or restated from time to time by the Board, a committee thereof, or by Company management; provided that, any amendment made to these Guidelines must comply with the Insider Trading Policy.
No Plan may become effective (that is, no transaction may occur) until the Plan participant has (i) delivered a complete copy of such Plan to the Compliance Officer, which must be delivered to the Compliance Officer at least five days prior to the Plan’s effective date, and (ii) received written acknowledgement of the Plan in accordance with the Insider Trading Policy. The terms and amendments of any Plan adopted by an officer or director of the Company must be publicly disclosed by the Company in accordance with Item 408 of Regulation S-K promulgated by the Securities and Exchange Commission.
While it is always the responsibility of the Plan holder to ensure compliance with applicable laws regarding the use of such Plans and the Company’s Insider Trading Policy, the following sets forth the Company’s guidance with respect to the terms, adoption and disclosure of any Plan; provided that such Plan must meet Rule 10b5-1 and other applicable laws and regulations:
1.The Plan is a written plan or binding agreement entered into with a national brokerage firm or other financial professional reasonably acceptable to the Company.
2.The Plan should clearly state that both the Plan participant and the brokerage firm intend that all transactions will comply with Rule 10b5-1 under the Exchange Act of 1934.
3.The Plan must include a representation by the participant to the Company at the time of adoption or modification of the Plan that (i) the participant is not aware of material nonpublic information about the Company or Company securities, and (ii) the participant is adopting the Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5.
4.The participant is solely responsible for determining Plan compliance with Rule 10b5-1 and other applicable laws and regulations. Acknowledgement of the Plan by the Company should not be characterized or understood to signify consent, approval or a legal opinion as to the Plan’s effectiveness or the participant’s compliance with Rule 10b5-1.
5.The Plan is adopted during an open trading window described under the “Trading Window” section of the Insider Trading Policy.
6.For Plan participants who are officers and directors, no transaction may take place under the Plan until the later of (a) 90 days after adoption or modification (as specified in Rule 10b5-1) of the Plan, and (b) two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter (the Company’s fourth fiscal quarter in the case of a Form 10-K) in which the Plan was adopted or modified (as specified in Rule 10b5-1), in all cases not to exceed 120 days after adoption or modification of the Plan.
10B5-1 Trading Plan Guidelines

7.For Plan participants other than officers and directors, no transaction may take place under the Plan until 30 days following the adoption or modification (as specified in Rule 10b5-1) of the Plan.
8.Each Plan must (a) specify the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold, or (b) include a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold. In any case, such Plan must prohibit the participant and any other person who possesses material nonpublic information from exercising any subsequent influence over how, when, or whether to effect purchases or sales.
9.Subject to certain limited exceptions specified in Rule 10b5-1, Plan participants may not have more than one Plan outstanding at the same time.
10.The Plan participant is not at the time of entering into the Plan, and will not during the term of the Plan become, a party to a corresponding or hedging transaction involving Company securities.
11.The Plan participant will cooperate with the Company’s decisions regarding public disclosure of the Plan. If the Plan participant is a director or officer, the Plan participant (i) acknowledges that the Company and such director or officer must make certain disclosures in SEC filings concerning the Plan, and (ii) must promptly provide any information requested by the Company regarding the Plan for the purpose of providing the required disclosures or any other disclosures that the Company deems to be required or appropriate under the circumstances.
12.Although modifications to the Plan are not prohibited, the Plan should be adopted with the intention that it will not be amended, modified or terminated prior to its expiration.
13.The Plan provides for multiple transactions (as opposed to a single transaction); provided that Plan participants may also, subject to certain limited exceptions specified in Rule 10b5-1, adopt one Plan that provides for a single transaction in any consecutive 12-month period.
14.The Plan provides for same-day confirmation (by e-mail) by the financial institution to one or more individuals specified by the Company of each transaction made under the Plan, and of any proposed modification, amendment or termination of the Plan.
15.Subject to Rule 10b5-1, the Company may determine, in its sole discretion, that any suspension, modification or amendment of the Plan has terminated the Plan.
10B5-1 Trading Plan Guidelines